                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

[IBM LOGO]


DEAR STOCKHOLDERS,

You are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 29, at 10 a.m., at the Kansas City Convention Center, in Kansas City, Missouri 64105.

Messrs. Juergen Dormann and Minoru Makihara will retire from the Board in April and are not nominees for election. We are very grateful to both of them for their many contributions during their tenure on the Board and we will miss their participation.

At this year's Annual Meeting you will be asked to approve, among other things, adoption of the IBM 2003 Employees Stock Purchase Plan. Your vote on these matters is important and we appreciate your continued support.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, Armonk, N.Y. 10504.

Very truly yours,


/s/ Samuel J. Palmisano

Samuel J. Palmisano
Chairman of the Board


                             YOUR VOTE IS IMPORTANT

                       PLEASE VOTE BY USING THE INTERNET,
               THE TELEPHONE, OR BY SIGNING, DATING, AND RETURNING
                             THE ENCLOSED PROXY CARD

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

INTERNATIONAL BUSINESS MACHINES CORPORATION
ARMONK, NEW YORK 10504
MARCH 10, 2003

NOTICE OF MEETING

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 29, 2003, at 10 a.m., in the Kansas City Convention Center, 201 West 14th Street, Kansas City, Missouri 64105. The items of business are:

1.  Election of directors for a term of one year.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

3. Ratification of the appointment of Ernst & Young LLP as independent accountants for the Company's Business Consulting Services unit.

4.  Adoption of the IBM 2003 Employees Stock Purchase Plan.

5. Such other matters, including 5 stockholder proposals, as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice. Only stockholders of record at the close of business on February 28, 2003 (the "Record Date"), are entitled to vote at the meeting, or any adjournment thereof. Stockholders are reminded that shares cannot be voted unless the signed proxy card is returned, shares are voted over the Internet or by telephone, or other arrangements are made to have the shares represented at the meeting.

/s/ Daniel E. O'Donnell

Daniel E. O'Donnell
Vice President and Secretary

ADMISSION TO THE ANNUAL MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS AND AN ADMISSION TICKET AND PICTURE IDENTIFICATION WILL BE REQUIRED TO ENTER THE MEETING. FOR STOCKHOLDERS OF RECORD, AN ADMISSION TICKET IS ATTACHED TO THE PROXY CARD SENT WITH THIS PROXY STATEMENT. STOCKHOLDERS HOLDING STOCK IN BANK OR BROKERAGE ACCOUNTS CAN OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BROKERAGE STATEMENT), TO OUR TRANSFER AGENT AT THE ADDRESS LISTED BELOW. AN INDIVIDUAL ARRIVING WITHOUT AN ADMISSION TICKET WILL NOT BE ADMITTED UNLESS IT CAN BE VERIFIED THAT THE INDIVIDUAL IS AN IBM STOCKHOLDER AS OF THE RECORD DATE FOR THE MEETING. CAMERAS, CELL PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

This Proxy Statement and the accompanying form of proxy card are being mailed beginning on or about March 10, 2003, to stockholders entitled to vote. The IBM 2002 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement. Stockholders of record who did not receive an annual report or who previously elected not to receive an annual report for a specific account may request that IBM mail its 2002 Annual Report to that account by writing to our transfer agent, EquiServe Trust Company, N.A., P.O. Box 43072, Providence, R.I. 02940 or by telephoning 781-575-2727.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

1. ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR                             5

GENERAL INFORMATION:
- Board of Directors                                                        8
- Committees of the Board                                                   8
- Other Relationships                                                       9
- Directors' Compensation                                                   9
- Section 16(a) Beneficial Ownership Reporting Compliance                  10
- Ownership of Securities                                                  10
  - Security Ownership of Certain Beneficial Owners                        10
  - Common Stock and Total Stock-Based
    Holdings of Management                                                 10

REPORT ON EXECUTIVE COMPENSATION                                           12
- Summary Compensation Table                                               15
- Performance Graph                                                        21

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS                    22

AUDIT AND NONAUDIT FEES                                                    22

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
   (PRICEWATERHOUSECOOPERS LLP)                                            23

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR
   THE COMPANY'S BUSINESS CONSULTING SERVICES UNIT
   (ERNST & YOUNG LLP)                                                     23

4. ADOPTION OF THE IBM 2003 EMPLOYEES STOCK PURCHASE PLAN                  24

EQUITY COMPENSATION PLAN INFORMATION                                       25

5. STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING                               27

6. STOCKHOLDER PROPOSAL ON PENSION
   AND RETIREMENT MEDICAL                                                  27

7. STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION                          29

8. STOCKHOLDER PROPOSAL ON POISON PILLS                                    30

9. STOCKHOLDER PROPOSAL ON EXPENSING STOCK OPTIONS                         31

OTHER MATTERS                                                              33

PROXIES AND VOTING AT THE MEETING                                          33

APPENDIX A: IBM 2003 EMPLOYEES STOCK PURCHASE PLAN                         34

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

1. ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

The Board proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

[PHOTO OF CATHLEEN BLACK]

   CATHLEEN BLACK, 58, is president of Hearst Magazines, a division of The Hearst Corporation, a diversified communications company. She is a member of IBM's Executive Compensation and Management Resources Committee. Prior to joining Hearst Magazines, she was president and chief executive officer of the Newspaper Association of America from 1991 to 1996, president, then publisher, of USA TODAY from 1983 to 1991, and also executive vice president/marketing for Gannett Company, Inc. (USA TODAY parent company) from 1985 to 1991. She is a director of The Hearst Corporation, The Coca-Cola Company, the Advertising Council and a trustee of the University of Notre Dame. Ms. Black became an IBM director in 1995.

[PHOTO OF KENNETH I. CHENAULT]

   KENNETH I. CHENAULT, 51, is chairman and chief executive officer of American Express Company, a financial services company. He is a member of IBM's Directors and Corporate Governance Committee. Mr. Chenault joined American Express in 1981 and was named president of the U.S. division of American Express Travel Related Services Company, Inc., in 1993, vice chairman of American Express Company in 1995, president and chief operating officer in 1997, president and chief executive officer in 2000 and to his present position in 2001. Mr. Chenault is a member of the board of directors of the Mount Sinai-NYU Medical Center and Health System, the National Academy Foundation and the National Center on Addiction and Substance Abuse. He also serves on the Dean's Advisory Board of Harvard Law School and is a member of the Council on Foreign Relations. Mr. Chenault became an IBM director in 1998.

[PHOTO OF NANNERL O. KEOHANE]

   NANNERL O. KEOHANE, 62, is president and professor of political science at Duke University. She is chairperson of IBM's Directors and Corporate Governance Committee and a member of IBM's Executive Committee. She was formerly president of Wellesley College and a former faculty member at Swarthmore College and Stanford University. She is a member of the Council on Foreign Relations, the American Philosophical Society and the American Academy of Arts and Sciences. She chairs the Overseers Committee to visit the John F. Kennedy School of Government and serves on the executive committee of the Association of American Universities. Dr. Keohane became an IBM director in 1986.

[PHOTO OF CHARLES F. KNIGHT]

   CHARLES F. KNIGHT, 67, is chairman of the board of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems. He has served as chairman since 1974 and served as chief executive officer until his retirement from that position in October 2000. He also served as president from 1986 until 1988 and from 1995 until 1997, and has been a director of Emerson since 1972. Mr. Knight is also a director of Anheuser-Busch Companies, Inc., SBC Communications Inc., BP p.l.c. and Morgan Stanley Dean Witter & Co. He became a director of IBM in 1993 and is chairman of the IBM Executive Compensation and Management Resources Committee and a member of the Executive Committee.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

[PHOTO OF LUCIO A. NOTO]

   LUCIO A. NOTO, 64, is a managing partner of Midstream Partners LLC, an investment company specializing in energy and transportation projects. He is chairman of IBM's Audit Committee and a member of the Executive Committee. Mr. Noto was chairman and chief executive officer of Mobil Corporation from 1994 until its merger with Exxon in 1999 at which time he was named vice chairman of Exxon Mobil Corporation. He held this position until his retirement in 2001. Mr. Noto is a director of Altria Group, Inc. and United Auto Group, Inc. He is also a member of the International Advisory Councils of Mitsubishi Corporation and Singapore Technologies Inc. Mr. Noto became an IBM director in 1995.

[PHOTO OF SAMUEL J. PALMISANO]

   SAMUEL J. PALMISANO, 51, is chairman of the Board, president and chief executive officer of IBM and chairman of IBM's Executive Committee. Mr. Palmisano joined IBM in 1973. He was elected senior vice president and group executive of the Personal Systems Group in 1997, senior vice president and group executive of IBM Global Services in 1998, senior vice president and group executive of Enterprise Systems in 1999, president and chief operating officer in 2000, chief executive officer in 2002 and chairman of the Board earlier this year. Mr. Palmisano became an IBM director in 2000.

[PHOTO OF JOHN B. SLAUGHTER]

   JOHN B. SLAUGHTER, 68, is president and chief executive officer of the National Action Council for Minorities in Engineering, Inc. He is a member of IBM's Audit Committee. Dr. Slaughter is president emeritus of Occidental College and former Melbo Professor of Leadership in Education, University of Southern California, a former chancellor of the University of Maryland and a former director of the National Science Foundation. He is a director of Solutia, Inc., and Northrop Grumman Corporation. He is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow of the Institute of Electrical and Electronics Engineers and a member of the Hall of Fame of the American Society for Engineering Education. Dr. Slaughter became an IBM director in 1988.

[PHOTO OF SIDNEY TAUREL]

   SIDNEY TAUREL, 54, is chairman of the board, president and chief executive officer of Eli Lilly and Company, a pharmaceutical company. He is a member of IBM's Executive Compensation and Management Resources Committee. Mr. Taurel joined Eli Lilly in 1971 and has held management positions in the company's operations in South America and Europe. He was named president of Eli Lilly International Corporation in 1986, executive vice president of the Pharmaceutical Division in 1991, executive vice president of Eli Lilly and Company in 1993, president and chief operating officer in 1996, chief executive officer in 1998, and chairman of the board in 1999. Mr. Taurel is a director of The McGraw-Hill Companies, Inc., a member of the Board of Overseers of the Columbia Business School and a trustee of the Indianapolis Museum of Art.
Mr. Taurel became an IBM director in 2001.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

[PHOTO OF ALEX TROTMAN]

   ALEX TROTMAN, 69, is chairman of Imperial Chemical Industries PLC, a producer of specialty products and paints. He is a member of IBM's Directors and Corporate Governance Committee. Mr. Trotman was chairman and chief executive officer of the Ford Motor Company from 1993 until his retirement in 1998.
Mr. Trotman became an IBM director in 1994.

[PHOTO OF CHARLES M. VEST]

   CHARLES M. VEST, 61, is president and professor of mechanical engineering at the Massachusetts Institute of Technology. He is a member of IBM's Audit Committee. Dr. Vest was formerly the provost and vice president for Academic Affairs of the University of Michigan. He is a director of E. I. du Pont de Nemours and Company, a fellow of the American Association for the Advancement of Science, a member of the National Academy of Engineering and the Corporation of Woods Hole Oceanographic Institution and vice chair of the Council on Competitiveness. Dr. Vest became an IBM director in 1994.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

GENERAL INFORMATION

BOARD OF DIRECTORS

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board of Directors held 10 meetings during 2002. Overall attendance at Board and committee meetings was 95 percent. Attendance was at least 75 percent for each director except for Mr. Makihara. Following the Annual Meeting, the Board will consist of 10 directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board and fill vacancies.

   The IBM Board has long adhered to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. Since 1994, the Board has had in place a set of governance guidelines reflecting these principles, including the Board's policy of requiring a majority of independent directors, the importance of equity compensation to align the interests of directors and stockholders, and the periodic review by the Board in executive session of its own performance and of the performance of the chief executive officer.

COMMITTEES OF THE BOARD

The Executive Committee, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are the standing committees of the Board of Directors.

                                                                                            Executive
                                                        Directors                       Compensation and
                                                      and Corporate                         Management
   Executive                   Audit                    Governance                          Resources
-----------------------------------------------------------------------------------------------------------
S.J. Palmisano*          L.A. Noto*                  N.O. Keohane*                      C.F. Knight*

N.O. Keohane             J.B. Slaughter              K.I. Chenault                      C. Black

C.F. Knight              C.M. Vest                   A. Trotman                         S. Taurel

L.A. Noto

* Chair

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The committee did not meet in 2002.

AUDIT COMMITTEE

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's independent accountants and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The IBM Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the 2001 proxy statement.

   The Audit Committee is composed of outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board and as "independent" is defined under the listing standards of the New York Stock Exchange, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 7 meetings in 2002.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

DIRECTORS AND CORPORATE GOVERNANCE COMMITTEE

The Directors and Corporate Governance Committee was formed in 1993 and is devoted primarily to the continuing review and articulation of the governance structure of the Board of Directors. The committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.

   The committee advises and makes recommendations to the Board on all matters concerning directorship practices, including retirement policies and compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board.

   The committee reviews and considers the Company's position and practices on significant issues of corporate public responsibility, such as workforce diversity, protection of the environment, and philanthropic contributions, and it reviews and considers stockholder proposals dealing with issues of public and social interest. Members of the committee are outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 3 meetings in 2002.

   Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Corporation, giving the recommended candidate's name, biographical data, and qualifications.

EXECUTIVE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE

The Executive Compensation and Management Resources Committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in and all awards, grants, and related actions under the provisions of the IBM Stock Option Plans and the Long-Term Performance Plans, reviews changes in the IBM Personal Pension Plan primarily affecting IBM corporate officers, and manages the operation and administration of the IBM Executive Deferred Compensation Plan and the IBM Supplemental Executive Retention Plan. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (page 12). The committee has responsibility for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers.

   Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries and are not eligible to participate in any of the plans or programs that the committee administers. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held 5 meetings in 2002.

OTHER RELATIONSHIPS

The Company and its subsidiaries purchase services, supplies and equipment in the normal course of business from many suppliers and similarly sell and lease IBM products and services to many customers. In some instances, these transactions occur between IBM and other companies for whom members of IBM's Board serve as executive officers. In 2002, none of these transactions was individually significant or reportable. Transactions between IBM and State Street Bank and Trust Company, the owner of more than five percent of the Company's common stock, were all effected in the ordinary course of business.

   The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct or indirect indemnification. These policies run from June 30, 2002, through June 30, 2003, at a total cost of $3,402,000. The primary carrier is Illinois National Insurance Company.

DIRECTORS' COMPENSATION

Directors who are not employees of the Company receive an annual retainer of $70,000 and each committee chair receives an additional annual retainer of $5,000. Sixty percent of the annual retainer fees is paid in Promised Fee Shares of IBM common stock under the Directors Deferred Compensation and Equity Award Plan (the "DCEAP"). In January 2002, the IBM Board of Directors approved a stock ownership guideline that calls for non-employee directors to have stock-based holdings in IBM equal in value to 5 times the annual retainer payable to every non-employee director within 5 years of initial election to the Board. Under the DCEAP, outside directors may defer all or part of their remaining cash compensation, to be paid either with interest at a rate equal to the rate on 26-week U.S. Treasury bills updated each January and July, or in Promised Fee Shares, with dividends used to buy additional Promised Fee Shares. Promised Fee Shares are valued based on the market price of IBM common stock and are payable in the form of IBM shares or cash. All amounts under the DCEAP are to be paid only upon retirement or

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

other completion of service as a director. Employee directors receive no additional compensation for service on the Board of Directors or its committees.

   Under the IBM Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 4,000 shares of IBM common stock. The exercise price of the options is the fair market value of IBM common stock on the date of grant, and each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the plan) or death of an outside director, all options granted to such director shall become immediately exercisable. Outside directors are provided group life insurance of $50,000 and travel accident insurance in the amount of $300,000. Directors are also eligible to participate in the Company's Matching Grants Program on the same basis as the Company's employees.

   The Directors and Corporate Governance Committee of the Board periodically reviews IBM's director compensation practices and compares them against the practices of the largest U.S. companies in terms of market capitalization. In performing this review, the committee focuses on ensuring that the Company's outside directors have a proprietary stake in the Company and that the interests of the directors continue to be closely aligned with the interests of the Company's stockholders. The committee believes that the Company's total director compensation package continues to be competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of the Company's outside directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

OWNERSHIP OF SECURITIES

The following tables reflect shares of IBM common stock beneficially owned by the named persons, and the directors and executive officers as a group, as of December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth information as to the only persons known to the Company to be the beneficial owner of more than five percent of the Company's common stock as of December 31, 2002.

------------------------------------------------------------------------------------------------------------------------
                                                 Voting Power             Investment Power
                                            -------------------------------------------------                   Percent
Name and Address                               Sole        Shared        Sole        Shared        Total       of Class
------------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company,        43,936,783   58,207,917   80,850,649   25,471,125   106,321,774      6.3%
Trustee(1)

225 Franklin Street
Boston, MA 02110
------------------------------------------------------------------------------------------------------------------------

(1) Based on Schedule 13G filed by State Street Bank and Trust Company with the Securities and Exchange Commission on February 12, 2003. The Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership. The Schedule 13G states that State Street Bank and Trust Company holds the shares of IBM stock reported above in various fiduciary capacities, and that such entity expressly disclaims beneficial ownership of all of the shares of IBM stock reported in its Schedule 13G filing.

COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS OF MANAGEMENT

The table sets forth the beneficial ownership of shares of the Company's common stock, as well as all other IBM stock-based holdings as of December 31, 2002, by IBM's current directors and nominees, the executive officers named in the Summary Compensation Table on page 15, and the directors and officers as a group, as of December 31, 2002. The table indicates the alignment of these individuals' personal financial interests with the interests of the Company's stockholders, because the value of their holdings will increase or decrease in line with the price of IBM stock.

   The table indicates whether voting power and investment power in IBM common stock are solely exercisable by the person named or shared with others. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of shares held. Also shown are shares over which the named person could have acquired such powers within 60 days. SINCE SOME SHARES MAY APPEAR UNDER BOTH THE VOTING AND INVESTMENT POWER COLUMNS, AND SINCE OTHER TYPES OF HOLDINGS ARE LISTED ONLY IN THE STOCK OR TOTAL COLUMN, THE INDIVIDUAL COLUMNS WILL NOT ADD ACROSS TO THE TOTAL COLUMN.

IBM NOTICE of 2003 ANNUAL MEETING and PROXY STATEMENT

------------------------------------------------------------------------------------------------------------------------
                                 Voting Power           Investment Power                          Total       Acquirable
                          -----------------------   ------------------------                   Stock-based     Within 60
          Name               Sole        Shared        Sole         Shared          Stock(1)   holdings(2)        days(3)
------------------------------------------------------------------------------------------------------------------------
C. Black                      4,000         324        12,363          324         12,687         13,047         18,000
K.I. Chenault                     0       1,000         2,808        1,000          3,808          3,808          6,000
N.M. Donofrio               112,500           0        87,300            0        176,285        180,542        862,283
J. Dormann                    4,000           0         8,591            0          8,591          8,591         18,000
D.T. Elix                    36,268           0        36,268            0        102,948        103,516        178,864
L.V. Gerstner, Jr.          429,867         912       429,867          912        885,380      1,041,434      5,664,336
J.R. Joyce                   28,178       1,060        28,178        1,060        115,230        117,413        192,738
N.O. Keohane                      0         863        21,533          863         22,396         25,672         22,000
C.F. Knight                  10,051           0        23,825            0         23,825         25,721         22,000
M. Makihara                   1,000           0         5,397            0          5,397          5,397         10,000
S.A. Mills                        0      39,345             0       39,345        116,525        137,628        331,541
L.A. Noto                     4,597       3,948        13,974        3,948         17,922         18,432         22,000
S.J. Palmisano               25,440       7,322        25,440        7,322        171,139        187,630        844,617
J.B. Slaughter                  200         200        17,535          200         17,735         21,779         22,000
S. Taurel                     5,265           0         6,874            0          6,874          6,874          1,000
J.M. Thompson               195,883           0       195,883            0        217,179        220,453        292,499
A.J. Trotman                      0       8,000         9,326        8,000         17,326         18,010         22,000
C.M. Vest                       400           0         6,320            0          6,320          7,149         22,000
------------------------------------------------------------------------------------------------------------------------
Directors and executive
  officers as a group     1,078,862      98,415     1,152,695       98,415      2,699,428*     2,951,445     10,576,769*
------------------------------------------------------------------------------------------------------------------------

* The total of these two columns represents less than 1% of the outstanding shares. No individual's beneficial holdings totaled more than 1/3 of 1% of the outstanding shares. These holdings do not include 25,881,663 shares held by the IBM Personal Pension Plan Trust Fund, over which the members of the Board have the right to acquire shared investment power by withdrawing authority now delegated to the Retirement Plans Committee, a management committee. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(1) For executive officers, this column includes shares shown in the "Voting Power" and "Investment Power" columns, as well as restricted stock units. For non-employee directors, this column includes shares earned and accrued under the Directors Deferred Compensation and Equity Award Plan. They have no voting power over such shares and investment power only with regard to such shares acquired as a result of deferring fees paid to them.

(2) This column shows the total IBM stock-based holdings, including the securities shown in the "Stock" column and other IBM stock-based interests, including, as appropriate, employee contributions into the IBM Stock Fund under the IBM Executive Deferred Compensation Plan ("EDCP") and all Company matching contributions under the EDCP. For non-employee directors, this column also includes the Promised Fee Shares payable in cash that were credited to the non-employee directors in connection with the elimination of pension payments to such directors.

(3) Shares that can be purchased under an IBM stock option plan.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

REPORT ON EXECUTIVE COMPENSATION

ROLE AND COMPOSITION OF THE COMMITTEE

The Executive Compensation and Management Resources Committee (the "Committee") administers executive compensation policies and practices, and periodically reviews them with management. The Committee has responsibility for the Chief Executive Officer's compensation, including reviewing and approving corporate goals and objectives and evaluating how he performed against those goals and objectives. The Committee presents for approval by the non-employee members of the Board all items of compensation for the two highest paid executives. The Committee also approves all elements of compensation for elected corporate officers, including cash compensation and participation in the Company's various equity plans.

   The Board of Directors appoints Committee members who are outside directors and not officers or employees of IBM or its subsidiaries. Members are not eligible to participate in any of the plans or programs that the Committee administers. Committee members have direct access to independent compensation consultants and outside survey data. The Committee reports regularly to the Board of Directors on its activities.

COMPENSATION PHILOSOPHY AND PRACTICES

The key objectives of IBM's executive compensation programs are to attract, motivate and retain executives who drive IBM's marketplace success and industry leadership. IBM's programs support these objectives by rewarding individuals for advancing business strategies and aligning Company interests with those of the stockholders. The programs are designed to:

- Provide executives with competitive compensation that maintains a balance between cash and stock compensation and provides a significant portion of total compensation at risk, tied both to annual and long-term financial performance of the Company as well as to the creation of stockholder value.

- Differentiate strongly so that IBM's best performers receive a highly competitive compensation package, and poorer performers receive less.

- Encourage executives to manage from the perspective of owners with an equity stake in the Company.

COMPONENTS OF EXECUTIVE COMPENSATION

The compensation program for executive officers consists of the following components:

Cash. This includes base salary and any cash incentive or bonus award earned for the year's performance.

- Annual cash incentives link payments to Company performance, business unit performance and individual performance. In 2002, 40 percent of the annual incentive award funding was based on IBM corporate performance and 60 percent was based on business unit performance, and measured IBM financial results in the areas of net income (weighted 80 percent), revenue growth (weighted 10 percent) and cash flow (weighted 10 percent). This performance was then evaluated against qualitative measures, including achievements in customer satisfaction, market share growth, and workforce development. Individual awards reflect that individual's performance and contributions for the year.

Long-term, stock-based incentives. Stock options, long-term incentive program awards, and restricted stock or restricted stock unit awards are intended to closely align executive pay with the stockholder interests.

- Stock options are granted at the market price of the Company's common stock on the grant date, generally vest over a period of four years and expire after ten years. Stock options only have value if the Company's stock price appreciates after the options are granted. Stock options are granted annually; however, not all executives receive options every year, and award value varies based on individual performance. Stock option awards are also granted to non-executive employees whose contributions and skills are critical to IBM's long-term success.

- Long-Term Incentive Program (LTIP) awards provide senior management with an incentive opportunity linked to multiple-year corporate financial performance and stockholder value. Awards are generally made annually in the form of performance stock units. Each performance stock unit is equivalent in value to one share of IBM common stock on the date of the grant. Executives are awarded a number of units at the beginning of the three-year performance period. At the end of the performance period, that number of units is adjusted upward or downward in a range between 0% and 150% (as shown in the table on page 18) based on performance against objectives. If performance results in a payout, half of the adjusted number of units are paid in the form of cash. The other half is converted into restricted stock units that vest two years after the performance period ends.

   For LTIP awards made in 2002, covering the performance period 2002-2004, the performance stock units can be earned based on achieving cumulative financial goals measured by earnings-per-share (weighted at 80 percent) and cash flow (weighted at 20 percent). Financial measures and weightings were the same for LTIP awards made in 2000, covering the

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

   2000-2002 performance period. Based on the Company's performance for the 2000-2002 period, 77% of the performance stock units were earned. Payouts for the named executives are reported in the Summary Compensation Table on page 15.

- Restricted stock and restricted stock units are equivalent in value to IBM stock and are generally paid in stock, but only if the recipient remains with the Company throughout the vesting period, which typically ranges up to 5 years. These are awarded periodically to provide additional retention incentives to critical members of the executive team.

ETHICAL CONDUCT

To help ensure that stock-based grants reward only those executives who benefit the Company, the Company's equity plans and agreements provide that awards will be cancelled and that certain gains must be repaid if an executive violates certain provisions of the award agreement. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or violating the Company's Business Conduct Guidelines (annual cash incentive payments are also conditioned on compliance with these Guidelines).

   In addition, every executive is held accountable to uphold and comply with these Guidelines, which require the individual to maintain the Company's discrimination-free workplace and high standards of environmental protection. Upholding the Guidelines contributes to the success of the individual executive, and to IBM as a whole.

HOW EXECUTIVE PAY LEVELS ARE DETERMINED

IBM participates in several executive compensation benchmarking surveys that provide detail on levels of base salary, target annual incentives and stock-based and other long-term incentives. These surveys also provide the relative mix of short and long-term incentives, and mix of cash and stock-based pay. These surveys are supplemented by input from compensation consultants and practitioners on other factors such as recent market trends. The comparison group includes a broad range of key information technology companies, and the largest U.S. market-capitalized companies with whom IBM competes for executive talent. This is a broader and more diverse set of companies than those included in the S&P Computers (Hardware) Index used for the Performance Graph on page 21.

   IBM targets total compensation opportunity at the median of the market for the large majority of executive positions. Individual total compensation is strongly differentiated based on performance. The portion of pay "at risk" (annual incentive and stock-based awards) increases with responsibility.

   For IBM's executive officers and other senior leaders, total compensation opportunity is targeted to highly competitive levels if superior results are achieved and is set, in the aggregate, to reflect the 75th percentile of comparator companies. For this group, the portion of total compensation at risk is significantly higher than for less senior executives, and provides increased upside and downside, based on performance. As with all executives, individual opportunity is strongly differentiated based on performance.

   In 2002, IBM invested its salary increase dollars in non-executive employees' pay, and did not provide merit base pay or target incentive increases to its executives, other than to reflect promotions or other significant job changes. These actions reflected the Company's priorities in a challenging business environment.

STOCK OWNERSHIP REQUIREMENTS

Stock ownership guidelines have been established for members of senior management to increase their equity stake in the Company and more closely link their interests with those of the stockholders. These guidelines provide that, within a five-year period, senior executives should attain an investment position (not including unexercised stock options) in IBM stock or stock units of two to four times the sum of their base salary and annual incentive target depending on the individual's scope of responsibilities.

HOW IBM's USE OF STOCK-BASED AWARDS IS DETERMINED

As described above, the Company's compensation and retention strategy includes the use of stock options, restricted stock awards and other stock-based awards. The level of usage is determined based on a number of important factors, including market practice and projected needs of the business, including key acquisitions (e.g., where IBM stock awards are used to replace stock awards of the acquired company). Each year, management determines the appropriate usage, balancing these factors against financial considerations, including the projected impact on stockholder dilution. The Company has emphasized differentiation in executive stock awards, and a targeted, skill-based approach in developing its stock program for non-executives. As a result, annual usage has remained below the level typically seen in the information technology industry.

   An important objective of the Company's stock awards is to link reward to performance and to stockholders' interests. Because of this overriding objective, the Company is not considering repricing existing options whose exercise price is above current levels.

TAX DEDUCTIBILITY UNDER SECTION 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company's Long-Term Performance Plans should qualify as performance-based. The

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

EDCP permits an executive officer who is subject to section 162(m) and whose salary is above $1 million to defer payment of a sufficient amount of the salary to bring it below the section 162(m) limit. The Company's stockholders have previously approved terms under which the Company's annual and long-term performance incentive awards should qualify as performance-based. These terms do not preclude the Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under section 162(m), which may be appropriate to retain and motivate key executives.

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

After nearly a decade of leading IBM, Mr. Gerstner retired from his position as chief executive officer of IBM in March 2002 and from the chairmanship of the Company at year-end. He was succeeded in both positions by Mr. Palmisano. Mr. Gerstner's vision and leadership have firmly re-established IBM as the premier supplier of information technology solutions. IBM stands as the leading provider of end-to-end solutions for e-business enterprises, worldwide.

   Mr. Palmisano assumed the chief executive officer's responsibilities during a period of economic volatility and extreme uncertainty in the information technology sector. The technology and financial market downturn, which began in 2000 continued through 2001, and in some sectors worsened in 2002. However, IBM achieved revenues of $81.2 billion, a 3% percent decrease at constant currency but less than the 4% decline in the technology industry.

   IBM gained or held market share in its key strategic businesses in 2002. At constant currency, WebSphere, IBM's family of e-business middleware products, increased revenues 21% year-to-year, boosting IBM's lead in Web services, and DB2, IBM's leading data management software, grew revenue 9% year-to-year. The Company maintained its leadership position in the strategic outsourcing business and fueled overall services signings of $18.1 billion in the fourth quarter 2002, the second largest quarter of signings ever. During the year, IBM regained its lead in server market share, and achieved double-digit revenue growth in the Intel-based server market, making IBM the fastest-growing company in this increasingly important sector. The Company has achieved these milestones by leveraging mainframe technology across its entire eServer line. In the increasingly important storage sector, IBM gained more than a point of market share in the external disk drive market.

   As a result of the Company's strong cash flow, the Company fully funded the US pension plan by contributing approximately $4 billion--$2.1 billion in cash with the remaining $1.9 billion in IBM stock. The Company also invested $4.8 billion in Research and Development, which has produced industry leading products and services, and committed an additional $4.8 billion in capital expenditures to leverage our services, technology, and financing businesses. IBM's investment in R&D resulted in the most U. S. patents for the tenth consecutive year, a record unequal in the history of the U.S. Patent & Trademark Office. Further, IBM acquired PricewaterhouseCoopers Consulting for $3.5 billion and several software companies, including Access360, TrelliSoft, and Metamerge, in high growth areas like business process integration and security, boosting IBM's market share and customer base. Mr. Palmisano further strengthened IBM's business portfolio through divestitures from non-strategic business areas such as hard disk drives, and in December, IBM announced its intention to acquire Rational Software, a leading software tools developer.

   The Committee's criteria for determining Mr. Gerstner's and Mr. Palmisano's compensation are driven by three factors: the competitive marketplace, the complexity inherent in leading IBM, and, most importantly, Mr. Gerstner's and Mr. Palmisano's respective performance. The Committee believes that, in a year of global business pressures and challenges, economic volatility and political uncertainty, Mr. Gerstner and Mr. Palmisano not only managed IBM through extraordinarily difficult times, but also moved the Company forward competitively. Their leadership in 2002--locking in IBM's position as the premier e-business and e-business consultant and positioning the Company for a future of substantial growth--has been strong.

   Mr. Gerstner's and Mr. Palmisano's annual incentive awards for 2002 are reported in the "Bonus" column of the Summary Compensation Table on page 15. Both executives also earned payouts from the 2000-2002 long-term incentive award program, based on the Company's cumulative financial results over that three-year period award, reported in the "LTIP Payouts" column of the Summary Compensation Table. Considering all of the factors, the Committee believes that the total value of Mr. Gerstner's and Mr. Palmisano's compensation, respectively, are appropriate compared to Chairmen and CEOs of the Company's large, complex global competitors.

Charles F. Knight (chairman)
Sidney Taurel

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   Long-Term Compensation(1)
                                                                              ------------------------------------
                                           Annual Compensation                       Awards              Payouts
                                ----------------------------------------------------------------------------------
                                                                 Other         Restricted  Securities
     Name and                                                   Annual           Stock     Underlying     LTIP         All Other
Principal Position       Year      Salary         Bonus      Compensation(2)     Awards    Options(#)    Payouts     Compensation
---------------------------------------------------------------------------------------------------------------------------------
S.J. Palmisano           2002   $  1,433,333   $  4,500,000  $  75,336        $        0     300,000   $   853,505   $    133,000(3)
President and CEO(4)     2001      1,100,000      3,000,000     80,391                 0      90,000     2,156,486         70,500
                         2000        797,917      1,250,000     18,622                 0     180,000     2,445,360         47,188

L.V. Gerstner, Jr.       2002      2,000,000      1,500,000     70,465        12,875,000           0     1,542,314        300,000(3)
Chairman(4)              2001      2,000,000      8,000,000     82,888                 0           0     2,190,819        300,000
                         2000      2,000,000      8,000,000     96,400                 0     650,000     3,585,407        276,000

N.M. Donofrio            2002        550,000        565,000      6,929         1,819,347      60,849       509,555         35,250(3)
Senior VP                2001        550,000        625,000      1,770                 0      50,000     1,299,088         38,250
                         2000        550,000        725,000      1,501         2,812,500      50,000     1,956,288         36,000

J.R. Joyce               2002        550,000        550,000        202                 0      68,700       509,555         36,313(3)
Senior VP and CFO        2001        518,750        650,000     44,162                 0      60,000       740,480         33,563
                         2000        425,000        600,000    513,338         2,956,250      50,000       978,144         25,500

D.T. Elix                2002        500,000        485,000        909         1,455,478      70,663       509,555         30,750(3)
Senior VP and            2001        487,500        525,000     11,829                 0      65,000     1,000,298         26,475
Group Executive          2000        466,585        395,000    181,235                 0      50,000       917,010        193,397

S.A. Mills               2002        450,000        450,000        358         1,455,478      64,774       318,472         33,000(3)
Senior VP and            2001        432,500        650,000        479                 0      50,000       649,544         25,275
Group Executive          2000        339,583        369,000     11,237                 0      55,000       917,010         26,095

J.M. Thompson            2002        666,667        470,000      4,205                 0           0       758,625         53,750(3)
Vice Chairman(5)         2001      1,000,000      1,125,000      5,119                 0      80,000     2,156,486         60,000
                         2000        793,750      1,000,000     24,354                 0     155,000     2,445,360         50,813
---------------------------------------------------------------------------------------------------------------------------------

(1) At the end of 2002, Mr. Gerstner held 48,090 performance stock units and 27,039 restricted stock units having a combined value of $5,822,498; Mr. Palmisano held 52,910 performance stock units and 71,296 restricted stock units having a combined value of $9,625,965; Mr. Thompson held 19,299 performance stock units and 21,296 restricted stock units having a combined value of $3,146,113; Mr. Donofrio held 26,430 performance stock units, 63,785 restricted stock units, and 25,200 shares of restricted stock having a combined value of $8,944,663; Mr. Joyce held 29,437 performance stock units and 44,992 restricted stock units having a combined value of $5,768,248; Mr. Elix held 30,564 performance stock units and 66,680 restricted stock units having a combined value of $7,536,410; and Mr. Mills held 24,084 performance stock units and 71,168 restricted stock units having a combined value of $7,382,030. Restricted stock and restricted stock units earn dividends and dividend equivalents at the same rate as the dividends paid to shareholders; otherwise, restricted stock/unit awards have no value to the recipient until the restrictions are released. No dividend equivalents are paid on outstanding performance stock units.

(2) For Mr. Gerstner, in 2002 this amount includes perquisites and personal benefits in excess of reporting thresholds, including $35,441 for the use of corporate aircraft. For Mr. Palmisano, in 2002 this amount includes perquisites and personal benefits in excess of reporting thresholds, including $38,280 for the use of corporate aircraft.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

(3) Represents the Company's contributions to the IBM Savings Plan and the Executive Deferred Compensation Plan ("EDCP").

(4) Mr. Gerstner was CEO until March 1, 2002 and Chairman of the Board until January 1, 2003. Mr. Palmisano was the Company's President and COO until March 1, 2002, when he became President and CEO. Mr. Palmisano became Chairman, President and CEO on January 1, 2003.

(5) Mr. Thompson was Vice Chairman until his retirement on September 1, 2002.

IBM NOTICE of 2003 ANNUAL MEETING and PROXY STATEMENT

STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

-------------------------------------------------------------------------------------------------------------------
                                    Individual Grants
                        ----------------------------------------                   Potential Realizable Value at
                           Number        % of Total                                   Assumed Annual Rates of
                        of Securities   Options/SARs                                Stock Price Appreciation for
                         Underlying      Granted to     Exercise                       Ten-Year Option Term(2)
                        Options/SARs    Employees in     Price     Expiration   -----------------------------------
       Name               Granted       Fiscal Year    per Share      Date        0%         5%             10%
-------------------------------------------------------------------------------------------------------------------
S.J. Palmisano              300,000        0.50%       $   97.59      2/26/12    $ 0   $ 18,412,100   $  46,660,000
L.V. Gerstner, Jr.                0        0.00%             n/a          n/a      0              0               0
N.M. Donofrio                60,849        0.10%           97.59      2/26/12      0      3,734,500       9,464,000
J.R. Joyce                   68,700        0.11%           97.59      2/26/12      0      4,216,400      10,685,100
D.T. Elix                    70,663        0.12%           97.59      2/26/12      0      4,336,900      10,990,500
S.A. Mills                   64,774        0.11%           97.59      2/26/12      0      3,975,400      10,074,500
J.M. Thompson                     0        0.00%             n/a          n/a      0              0               0
-------------------------------------------------------------------------------------------------------------------

Increase in market value of IBM common stock for all stockholders      5% (to $159/share)      10% (to $253/share)
at assumed annual rates of stock price appreciation (as used in        ------------------      -------------------
the table above) from $97.59 per share, over the ten-year period,        $ 106 billion            $ 268 billion
based on 1,722.6 million shares outstanding on December 31, 2002.
-------------------------------------------------------------------------------------------------------------------

(1) No Stock Appreciation Rights (SARs) or Incentive Stock Options were granted to the named executive officers during 2002.

(2) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, a $97.59 per share price with a 5% annual growth rate results in a stock price of $159 per share and a 10% rate results in a price of $253 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                            Number of Securities             Value of Unexercised
                                                           Underlying Unexercised            In-the-Money Options/
                           Shares                      Options/SARs at Fiscal Year-End      SARs at Fiscal Year-End
                         Acquired on        Value      ----------------------------------------------------------------
      Name               Exercise(#)      Realized      Exercisable     Unexercisable      Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
S.J. Palmisano                      0   $          0         702,117           482,501    $  20,959,473            $  0
L.V. Gerstner, Jr.            103,156      4,713,286       5,664,336                 0      147,620,652               0
N.M. Donofrio                       0              0         807,071           138,350       34,674,516               0
J.R. Joyce                          0              0         139,513           147,251        2,343,227               0
D.T. Elix                           0              0         120,899           155,964        1,185,525               0
S.A. Mills                          0              0         287,848           137,275       10,437,964               0
J.M. Thompson                       0              0         292,499                 0        3,161,400               0
-----------------------------------------------------------------------------------------------------------------------

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                       Performance or           Estimated Future Payouts under
                                       Number of        Other Period            Non-Stock Price-Based Plans(1)
                                     Shares, Units    Until Maturation   -------------------------------------------
      Name                          or Other Rights      or Payout        Threshold(#)(2)   Target(#)    Maximum(#)
--------------------------------------------------------------------------------------------------------------------
S.J. Palmisano                           24,510          1/02-12/04             6,128         24,510       36,765
L.V. Gerstner, Jr.                            0                 n/a                 0              0            0
N.M. Donofrio                            10,130          1/02-12/04             2,533         10,130       15,195
J.R. Joyce                               11,437          1/02-12/04             2,859         11,437       17,156
D.T. Elix                                11,764          1/02-12/04             2,941         11,764       17,646
S.A. Mills                               10,784          1/02-12/04             2,696         10,784       16,176
J.M. Thompson                                 0                 n/a                 0              0            0
--------------------------------------------------------------------------------------------------------------------

(1) Long-Term Incentive Program (LTIP) awards are denominated in Performance Stock Units (PSUs), which are equivalent in value to IBM common stock. PSUs are earned for achieving specified cumulative business objectives of earnings-per-share and cash flow, weighted 80/20 respectively, over a three-year performance period beginning 1/1/02 and ending 12/31/04. Performance against each of the targets will be subject to separate payout calculations. The target number of PSUs will be earned if 100% of the objectives are achieved. The threshold number will be earned for the achievement of 70% of the objectives, and the maximum number will be earned for achieving 120% of the objectives. No payout will be made for performance below the threshold.

    After the performance period, one-half of the earned PSUs will be paid in cash. The cash value for each PSU will be equal to the average closing price of one share of IBM common stock for the month of January 2005. The balance of the earned PSUs will be paid in an equivalent number of stock units, which will be restricted for a two-year period ending 12/31/06.

(2) The amounts in this column represent the threshold number of PSUs that can be earned if 70% attainment of both business objectives is achieved. In the event that only one objective is achieved (at the 70% level), then the number of performance stock units earned would be 80% of the threshold number based on earnings-per-share achievement or 20% based on cash flow achievement.

RETIREMENT PLANS

Retirement benefits are provided to the executive officers of the Company, including the named executive officers, under an unfunded, non-qualified defined benefit pension plan known as the Supplemental Executive Retention Plan ("SERP"). Benefits under the SERP are offset by benefits under the Company's defined benefit pension plan known as the IBM Personal Pension Plan, which provides funded, tax-qualified benefits up to IRS limits and unfunded, non-qualified benefits in excess of IRS limits. The SERP and the IBM Personal Pension Plan are referred to collectively as the "Plans".

Effective July 1, 1999, the SERP was amended in line with amendments to the IBM Personal Pension Plan. As with the changes to the IBM Personal Pension Plan, transition provisions apply. Executives who were within five years of retirement eligibility on June 30, 1999, remain eligible under the prior SERP provisions. All other executives are subject to the current SERP provisions, except that executives who were at least age 40 with 10 years of service on June 30, 1999, are governed by a transitional rule under which they continue to accrue benefits under the prior SERP provisions through 2003.

   For purposes of the Plans, average annual compensation is equal to the average annual salary and bonus over the final five years of employment or the highest consecutive five calendar years of compensation, whichever is greater. The annual salary and bonus for the current year for the named executive officers is

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

indicated in the Annual Compensation column of the Summary Compensation Table. The years of service for each of the named executive officers under the Plans, as of December 31, 2002, are: Mr. Gerstner, 9 years; Mr. Palmisano, 29 years; Mr. Thompson, 36 years; Mr. Donofrio, 35 years; Mr. Joyce, 27 years; Mr. Elix, 33 years; and Mr. Mills, 28 years. No additional benefits are payable under the Plans for years of service in excess of 35 years.

   Benefits under the Plans are computed on the basis of a single life annuity and are payable, subject to reduction, in any annuity form permitted under the applicable IBM Personal Pension Plan formula (lump sum payments are not available under the SERP). Benefits are paid from the trust under the IBM Personal Pension Plan, to the extent permitted by law, and are not subject to reduction for Social Security benefits or other offset amounts.

   The following tables set out the estimated annual retirement benefit payable under the Plans in 2003 for a participant at age 65, for various levels of average annual compensation (as defined above) and years of service, under the prior SERP provisions and under the SERP provisions effective July 1, 1999. Under the prior SERP provisions, benefits generally are payable only if the executive is at least 60 at termination. Under both provisions, at age 60 or later, benefits are unreduced. The named executive officers, including Mr. Gerstner and Mr. Thompson who retired, are eligible for retirement benefits under the prior SERP provisions, except that Mr. Joyce is governed by the SERP transitional rule described above.

Table 1. Estimated Annual Retirement Benefits Payable under the Plans under prior SERP Provisions

---------------------------------------------------------------------------------------------------
     Five-Year                                       Years of Service
      Average      --------------------------------------------------------------------------------
   Compensation         5            15           20            25            30            35
---------------------------------------------------------------------------------------------------
   $   500,000     $   53,831   $   161,492   $   215,322   $   247,822   $   280,322   $   299,072
     1,000,000        117,581       352,742       470,322       535,322       600,322       637,822
     1,500,000        181,331       543,992       725,322       822,822       920,322       976,572
     2,000,000        245,081       735,242       980,322     1,110,322     1,240,322     1,315,322
     5,000,000        627,581     1,882,742     2,510,322     2,835,322     3,160,322     3,347,822
     7,500,000        946,331     2,838,992     3,785,322     4,272,822     4,760,322     5,041,572
    10,000,000      1,265,081     3,795,242     5,060,322     5,710,322     6,360,322     6,735,322
    12,500,000      1,583,831     4,751,492     6,335,322     7,147,822     7,960,332     8,429,072
----------------------------------------------------------------------------------------------------

Table 2. Estimated Annual Retirement Benefits Payable under the Plans under SERP Provisions effective July 1, 1999

---------------------------------------------------------------------------------------------------
     Five-Year                                       Years of Service
      Average      --------------------------------------------------------------------------------
   Compensation         5            15           20            25            30            35
---------------------------------------------------------------------------------------------------
   $   500,000     $   42,904   $   128,713   $   171,618   $   211,019   $   238,245   $   277,953
     1,000,000         92,857       278,571       371,429       464,286       557,143       650,000
     1,500,000        139,286       417,857       557,143       696,429       835,714       975,000
     2,000,000        185,714       557,143       742,857       928,571     1,114,286     1,300,000
     5,000,000        464,286     1,392,857     1,857,143     2,321,429     2,785,714     3,250,000
     7,500,000        696,429     2,089,286     2,785,714     3,482,143     4,178,571     4,875,000
    10,000,000        928,571     2,785,714     3,714,286     4,642,857     5,571,429     6,500,000
    12,500,000      1,160,714     3,482,143     4,642,857     5,803,571     6,964,286     8,125,000
---------------------------------------------------------------------------------------------------

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

OTHER DEFERRED COMPENSATION PLANS

The IBM Savings Plan (previously known as the IBM TDSP 401(k)) allows all eligible employees to defer up to 80% of their salary and variable pay on a tax-favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. IBM matches these deferrals at the rate of 50% for the first 6% of compensation deferred. The employee accounts are invested by the plan trustee in a selection of investment funds, including an IBM Stock Fund, as directed by the employees. Corporate officers participate in the IBM Savings Plan on the same basis as all other employees. For 2003, Internal Revenue Service limits on the IBM Savings Plan preclude an annual deferral of more than $12,000 ($14,000 for participants who are at least age 50 during 2003) or an eligible compensation base of more than $200,000 for any one employee.

   IBM established the IBM Executive Deferred Compensation Plan (the "EDCP") in 1995. The EDCP allows any U.S. executive, including officers, to defer additional income and receive a Company match on the same basis as the IBM Savings Plan except that the Company match for the EDCP is credited only in units of IBM common stock which are not transferable to other investment alternatives during employment. In addition, participants can defer all or a portion of their annual incentive until termination of employment under the EDCP. In the event that the salary of a Company officer who is subject to the limits of section 162(m) of the Code exceeds $1,000,000, such officer may defer up to 100 percent of his or her salary. The EDCP is not funded and participants are general creditors of the Company. All investments in the EDCP increase or decrease based on the results of the actual IBM Savings Plan funds' performance, but the payments after employment ends are paid out of Company funds rather than the actual returns on a dedicated investment portfolio.

   The Company also provides executives with the opportunity to defer payout of any cash payments under LTIP awards and certain restricted stock unit awards on terms similar to the EDCP. These amounts are not funded (participants are general creditors of the Company) and there is no Company match on these amounts. The restricted stock unit award deferrals are recorded as deferred units of Company stock and are not transferable to any other investment alternatives until paid out.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an employment agreement with Mr. Gerstner as of March 26, 1993. Under that agreement as amended through January 29, 2002, Mr. Gerstner agreed to remain as the Chairman of the Company until his retirement from the Company at age 61 in March 2003, or earlier with the Board's consent, with an annual salary of $2,000,000 and an annual incentive to be determined based on performance and consistent with his position as Chairman. Mr. Gerstner retired at year-end.

   The agreement also provides that Mr. Gerstner will become a consultant to the Company for a period of 10 years following his retirement. During this period, for each day he renders services, he will receive a daily consulting fee based on his daily salary rate at the time of his retirement plus reasonable expense reimbursement. In addition, during this period and for an additional ten years thereafter, he will adhere to Company rules regarding competition, solicitation of employees and other activities detrimental to the Company and he will continue to be provided with access to Company aircraft, cars, office, and apartment, and to financial planning and home security services and he will be reimbursed for club expenses for Company business. He will also be treated as a retired employee of IBM, including for purposes of pension, retiree medical benefit coverage for him and his spouse, stock options (which have vested and will remain exercisable for the remaining term) and long-term incentive performance awards (which will be paid based on Company performance over the entire performance period for such awards). It is not possible to predict the value of the consulting agreement or the other benefits described above. The foregoing description has been provided on the assumption that such value may exceed $100,000.

   There are no employment agreements with the named executive officers, other than Mr. Gerstner, that provide for their continuing service.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

PERFORMANCE GRAPH

[CHART]

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR IBM, S&P 500 STOCK INDEX, AND S&P COMPUTERS (HARDWARE) INDEX (EXCLUDING IBM)


                                           1997      1998      1999      2000      2001       2002
--------------------------------------------------------------------------------------------------
-  IBM Common Stock                         100    177.48    208.54    165.07    236.05    152.33
-  S & P 500 Stock Index                    100    128.58    155.64    141.46    124.65     97.10
-  S &P Computers (Hardware)
   Index (excluding IBM)                    100    185.62    350.32    180.72    132.97     99.72

The above graph compares the five-year cumulative total return for IBM common stock with the comparable cumulative return of two indexes. Since IBM is a company within the Standard & Poor's ("S&P") 500 Stock Index, the Securities and Exchange Commission's proxy rules require the use of that index. Under those rules, the second index used for comparison may be a published industry or line-of-business index. The S&P Computers (Hardware) Index is such an index.
The results for this index exclude IBM.

   The graph assumes $100 invested on December 31, 1997, in IBM common stock and $100 invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with IBM's management.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP and Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees) as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letters from PricewaterhouseCoopers LLP and Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP and Ernst & Young LLP their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of IBM, and the Board has approved, that the audited financial statements be included in IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

L.A. Noto (chair)
J.B. Slaughter
C.M. Vest

AUDIT AND NON-AUDIT FEES

For the fiscal year ended December 31, 2002, fees for independent accountant services provided by PricewaterhouseCoopers LLP ("PwC") and Ernst & Young LLP ("E&Y") were as set forth below. The data for Ernst & Young LLP is presented for the period October 1 to December 31, reflecting their engagement as independent accountants for the Company on October 1 in connection with the Company's Business Consulting Services unit:

(Dollars in millions)                                  PwC         E&Y
-----------------------------------------------------------------------
Audit of financial statements included
   in the annual report on Form 10-K                $ 12.2        $ 2.7
Other audit-related fees, including
   registration statements, acquisition
   support and statutory audits                       10.4          1.0
Tax preparation services for employees
   on assignment                                      17.2            0
Corporate tax services                                 6.7            0
Financial information system
   design and implementation                           0.4            0
All other independent accountant services              1.0            0

During 2002, IBM purchased the consulting business from PricewaterhouseCoopers LLP for an aggregate purchase price of approximately $3.5 billion. As part of the transaction, PricewaterhouseCoopers LLP has agreed to provide certain transition services to IBM, including financial, human resources, office and other services. In 2002, IBM paid PricewaterhouseCoopers LLP $120 million for those services.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
    (PRICEWATERHOUSECOOPERS LLP)

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to be IBM's auditors for the year 2003 and recommends to stockholders that they vote for ratification of that appointment.

   PricewaterhouseCoopers LLP served in this capacity for the year 2002. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

   The appointment of independent accountants is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves nonaudit services and continues to review other matters such as the Company's acquisition of PricewaterhouseCoopers' global business consulting and technology services unit to ensure that they will not impair the independence of the accountants. In this regard, the amount of recorded net tangible assets transferred in connection with the acquisition of the PricewaterhouseCoopers unit is subject to a review process between both parties under the terms of the agreement which could result in an adjustment of net assets and a cash settlement to either party.

   Before making its recommendation to the Board for appointment of PricewaterhouseCoopers LLP, the Audit Committee carefully considered that firm's qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects. The committee's review included inquiry concerning any litigation involving PricewaterhouseCoopers LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of PricewaterhouseCoopers LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE COMPANY'S BUSINESS CONSULTING SERVICES UNIT (ERNST & YOUNG LLP)

The Board of Directors has appointed the firm of Ernst & Young LLP, independent accountants, to be IBM's auditors for the year 2003 for the Company's Business Consulting Services unit and recommends to stockholders that they vote for ratification of that appointment.

   Ernst & Young LLP served in this capacity since October 1, 2002. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

   The appointment of independent accountants is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves nonaudit services to ensure that they will not impair the independence of the accountants.

   Before making its recommendation to the Board for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as independent accountants for the Company. This included its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with Ernst & Young LLP in all of these respects. The committee's review included inquiry concerning any litigation involving Ernst & Young LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of Ernst & Young LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

4.  ADOPTION OF THE IBM 2003 EMPLOYEES STOCK PURCHASE PLAN

In 1958, IBM stockholders first approved an employees stock purchase plan designed to give employees a greater stake in the Company through increased stock holdings. Subsequently, stockholders have approved additional, consecutive stock purchase plans, the last of which was approved on April 25, 2000 and became effective on July 1, 2000 (the "2000 Plan"). On December 31, 2002, approximately 298,000 employees were eligible to participate in the 2000 Plan. Approximately 152,000 employees, including 14 current executive officers as a group, were participating in the 2000 Plan on that date. From January 1, 2002 to December 31, 2002, employees purchased 11,894,249 shares of the total 30,000,000 shares available under the 2000 Plan, including 2,609 shares purchased by current executive officers as a group. On December 31, 2002, there were 4,563,569 shares remaining available for purchase. The 2000 Plan terminates when participating employees become entitled to purchase the number of shares remaining available under the plan, unless the plan has been terminated earlier by the Board of Directors. Assuming the participation rates and purchase prices during the current offering period that ends on June 30, 2003 remain around their current levels, the 2000 Plan will run out of shares before the end of the current offering period. As a result, the Company has determined to suspend the 2000 Plan effective March 31, 2003. No additional shares will be issued under the 2000 Plan after that date.

   The Board of Directors continues to believe that an employees stock purchase plan is in IBM's best interest and therefore recommends adoption of a new plan.

   The following summary describes features of the IBM 2003 Employees Stock Purchase Plan (the "2003 Plan"). This summary is qualified in its entirety by reference to the specific provisions of the 2003 Plan, the full text of which is set forth as Appendix A.

   If approved by stockholders, shares may be issued under the 2003 Plan beginning no earlier than July 1, 2003, and 50,000,000 shares of authorized common stock ($0.20 par value) will be reserved for issuance under the 2003 Plan. The 2003 Plan will terminate on the day that participating employees become entitled to purchase the number of shares remaining available under that plan, unless the plan is earlier terminated at the discretion of the Board of Directors.

   The 2003 Plan will permit employees to purchase IBM common stock through payroll deductions during semiannual offerings.

   The 2003 Plan will be administered by a committee composed of senior management, which committee will establish the purchase price in accordance with the terms of the plan. The Board may delegate to the committee the Board's power and authority under the 2003 Plan.

   Eligible employees on each offering date will be able to purchase full or fractional shares through payroll deductions of up to 10% of compensation, but in no event shall the fair market value of the shares purchased under the 2003 Plan by an employee, as measured as of the first day of each applicable Offering Period, exceed $25,000 in any calendar year. Prior to the commencement of each Offering Period, the committee shall establish the purchase price for each share purchased during such Offering Period. The purchase price shall be no lower than the lesser of 85% of the average market price on the first business day of each Offering Period or 85% of the average market price on the last business day of each pay period. The purchase price established by the committee may include, without limitation, a purchase price that is no lower than 85% of the average market price on the last business day of each pay period or a purchase price that is no lower than 85% of the average market price on the first business day of each Offering Period. The purchase price established by the committee may be a fixed price or determined by formula. Shares for the 2003 Plan may be sourced from shares purchased in the open market, treasury shares or authorized and unissued shares. Eligibility will be extended to employees of the Company and certain of its subsidiaries, in accordance with the 2003 Plan.

   The 2003 Plan differs from the 2000 Plan in that the 2003 Plan does not have a specified duration because of the difficulty in predicting the rate of share consumption, which is based on stock price and participation rates over time. The Company will be required to seek subsequent stockholder approval prior to the issuance of any additional shares.

   For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the 2003 Plan or purchase of a share. If no disposition of the stock is made within two years from the first day of an Offering Period, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the first business day of the Offering Period, or (2) the amount by which the net proceeds of the sale exceed the price paid. Any further gain will be treated as capital gain. No income tax deduction will be allowed the Company for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

The 2003 Plan may not be amended, without prior stockholder approval, to increase the number of shares or to reduce the purchase price per share to less than the lesser of (x) 85 percent of the average market price on the first business day of each offering period or (y) 85 percent of the average market price on the last business day of each pay period. Subject to the limitations set forth in the immediately preceding sentence, the 2003 Plan may be amended by the Board of Directors, including without limitation by increasing or decreasing the purchase price, excluding highly compensated employees, decreasing the maximum amount of payroll deduction for purchases, decreasing the number of shares that employees may purchase, suspending the Plan and purchases thereunder, modifying the offering periods (but no offering period may exceed 24 months), and establishing sub-plans under the 2003 Plan that permit offerings to employees of certain subsidiaries, which sub-plans are not intended to satisfy the requirements of Section 423 of the Internal Revenue Code.

   The proceeds of the sale of stock and of administrative fees received under the 2003 Plan will constitute general funds of the Company and may be used by it for any purpose. The 2003 Plan provides for proportionate adjustments to reflect stock splits, stock dividends, or other changes in the capital stock.

   On February 19, 2003, IBM common stock closed at $79.51 on the New York Stock Exchange.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION

-------------------------------------------------------------------------------------------------------------------
                                              (a)                     (b)                         (c)
-------------------------------------------------------------------------------------------------------------------
Plan category                                                                           Number of securities
                                     Number of securities      Weighted-average        remaining available for
                                       to be issued upon        exercise price       future issuance under equity
                                    exercise of outstanding     of outstanding            compensation plans
                                      options, warrants        options, warrants    (excluding securities reflected
                                        and rights (1)          and rights (1)              in column (a))
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans
   approved by security holders           166,537,841              $ 87.14                    92,899,891
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
   approved by security holders            56,398,859              $ 76.39                    94,962,150
-------------------------------------------------------------------------------------------------------------------
Total                                     222,936,700              $ 84.42                   187,862,041
-------------------------------------------------------------------------------------------------------------------

The table does not include 4,930,110 restricted stock units, including restricted stock units payable under outstanding performance stock units assuming 100 percent of the performance objectives are achieved.

(1) In connection with 15 acquisition transactions, 836,083 options are outstanding as a result of the Company's assumption of options granted by the acquired entities. The weighted average exercise price of these options is $92.93. The Company has not made, and will not make, any future grants or awards of equity securities under the plans of these acquired companies.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

   The material features of each equity compensation plan under which equity securities are authorized for issuance that was adopted without stockholder approval are described below:

2001 LONG-TERM PERFORMANCE PLAN

The 2001 Long-Term Performance Plan (the "2001 Plan") is used to fund awards for employees other than senior executives of the Company. Awards for senior executives of the Company will continue to be funded from the stockholder-approved 1999 Long-Term Performance Plan (the "1999 Plan"). Otherwise, the provisions of the 2001 Plan are identical to the 1999 Plan, including the type of awards that may be granted under the plan (stock options, restricted stock and unit awards and long-term performance incentive awards).

   The 2001 Plan is administered by the Executive Compensation and Management Resources Committee of the Board of Directors, and that Committee may delegate to officers of the Company certain of its duties, powers and authority. Payment of awards may be made in the form of cash, stock or combinations thereof and may be deferred with Committee approval. Awards are not transferable or assignable except (i) by law, will or the laws of descent and distribution, (ii) as a result of the disability of the recipient, or (iii) with the approval of the Committee.

   If the employment of a participant terminates, other than as a result of the death or disability of a participant, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise. In the event of the death of a participant or in the event a participant is deemed by the Company to be disabled and eligible for benefits under the terms of the IBM Long-Term Disability Plan (or any successor plan or similar plan of another employer), the participant's estate, beneficiaries or representative, as the case may be, shall have the rights and duties of the participant under the applicable Award Agreement. In addition, unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the participant is not in compliance with all applicable provisions of the Award Agreement and the Plan. In addition, Awards are cancelled if the participant engages in any conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

IBM PWCC ACQUISITION LONG-TERM PERFORMANCE PLAN

The IBM PWCC Acquisition Long-Term Performance Plan (the "PWCC Plan") was adopted by the Board of Directors in connection with the Company's acquisition of PricewaterhouseCoopers Consulting ("PwCC") from PricewaterhouseCoopers LLP, as announced on October 1, 2002. The PWCC Plan has been and will continue to be used solely to fund awards for employees of PwCC who have come over to the Company as a result of the acquisition. Awards for senior executives of the Company will not be funded from the PWCC Plan. The terms and conditions of the PWCC Plan are substantively identical to the terms and conditions of the 2001 Plan, described above.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

STOCKHOLDER PROPOSALS

Stockholder proposals may be submitted for inclusion in IBM's 2004 proxy material after the 2003 Annual Meeting but must be received no later than 5 p.m. EST on November 11, 2003. Proposals should be sent via registered, certified, or express mail to: Office of the Secretary, International Business Machines Corporation, New Orchard Road, Armonk, N.Y. 10504.

   Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interest of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the proxy material.

   Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of independent accountants, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy material concerning such matters as abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure, and secrecy of stockholder voting.

THE IBM BOARD OF DIRECTORS OPPOSES THE FOLLOWING PROPOSALS FOR THE REASONS STATED AFTER THE PROPOSALS.

5.  STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

Management has been advised that Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 200 shares, intends to submit the following proposal at the meeting:

RESOLVED: "That the stockholders of IBM, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

REASONS: "Many states have mandatory cumulative voting, so do National Banks."

"In addition, many corporations have adopted cumulative voting."

"If you AGREE, please mark your proxy FOR this resolution."

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

IBM, like most other major corporations, provides that each share of common stock is entitled to one vote for each nominee for Director. The Board of Directors believes that this approach produces a Board that will represent the interests of the Company's stockholders as a whole rather than the interests of any particular group. In contrast, cumulative voting, as suggested by the Proponent, would enable stockholders representing less than a majority of all shares to elect a director to represent their own particular interests. This could result in a Board of Directors on which each director advocates the positions of the group responsible for his or her election, rather than the positions that are in the best interest of the Company and IBM stockholders as a whole. The Board believes that changing the current voting procedure is not advisable. THE BOARD THEREFORE UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

6.  STOCKHOLDER PROPOSAL ON PENSION AND RETIREMENT MEDICAL

Management has been advised that Mr. James Leas, 37 Butler Drive, South Burlington, VT 05403, the holder of 416 shares, on behalf of himself and 438 co-filers of the proposal, whose names, addresses and IBM stockholdings are available upon request, intends to submit the following proposal at the meeting:

Resolved: shareholders request that the Board adopt the following policy:

   Age discrimination in retirement policies will be ended by allowing all employees, regardless of age, to receive the same long-promised retirement medical insurance and pension choice as employees who were within five years of retirement in 1999.

   In 1999 IBM announced new cash balance pension and retirement medical insurance plans. These plans effectively revoked long-promised plans for many employees.

   IBM divided employees into three permanent groups based on their age on June 30, 1999. Employees older than 50 with 15 years of service kept the old medical and could choose between the old and new pension plans. Employees older than 40 with ten years of service could also choose between pension plans but were forced into the new retirement medical. Employees younger than 40 and older employees who did not have at least 10 years of service were forced into both the new medical and the new cash balance pension. IBM thus broke its highly touted and unqualified promise not to discriminate based on age.

   Cash balance plans remain under review by the IRS, EEOC, and Treasury and Labor Departments "to decide whether cash balance plans can be squared with federal age discrimination laws," according to BNA's March 7, 2001 Employment Discrimination Report. Whatever the outcomes, IBM's age discrimination will have serious consequences for effected employees.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

   IBM openly acknowledged that the average employee would lose 20% of retirement pay under the cash balance plan. The WALL STREET JOURNAL estimated losses as high as 50%.

   IBM also acknowledged to some employees that their new individual medical insurance accounts would probably run out of money as they approach old age. Revoking lifetime medical insurance is especially a problem for lower-paid workers.

   IBM management argues that the cash balance plan is better to attract younger workers. If so, why are younger workers the only age group NOT offered a choice of pension plans?

   Conversion to cash balance pension plan failed to benefit the company.
IBM declared that the $200 million "saved" would fund stock options for executives and other targeted employees. However, the "savings" are only an accounting rule treatment. Money cannot be transferred to IBM from this fund. Moreover IBM paid nothing for pensions for the last seven years because the $60 billion pension trust fund had a surplus and earned more in interest than it paid out to retirees.

   For the past five years IBM has reported increasing profit from this pension fund accounting, helping executives reach profit targets for executive incentive compensation--even though no pension fund money is transferred to IBM.

   In short, the cash balance plan conversion brought no money into the company, saved no money, had no apparent advantages for stockholders, opened the company to investigation and possible suits for age discrimination, generated negative publicity, and hurt many employees. Only executives got more--at company expense. Therefore, IBM should end age discrimination in retirement policies.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

To stay competitive in the marketplace, we have to attract and keep the industry's most talented people. We do that, in part, by offering compensation and benefit programs that provide value to our employees. In this context, IBM remains convinced that the changes made to its pension and retirement medical insurance plans in May 1999 were the right thing to do. When IBM announced these changes in May 1999, it did so after an exhaustive analysis of the practices of the companies against which it competes for employee talent, collecting information from over 75 companies on all aspects of their compensation and benefit plans and programs, including salary, bonuses, equity award programs, medical benefits and pensions.

   As a result of these studies, IBM found that a number of its programs and plans were significantly out of line with what the competition was offering their employees.

- In pensions, IBM found that 75% of its competitors do not offer a pension plan and even fewer offer retiree medical.

- For certain job categories, IBM's cash compensation programs were below the industry norm, and as a result IBM has embarked on an effort to deliver greater cash value to these positions. This year, IBM set aside more than $859 million to fund pay increases for non-executive employees. In addition, bonus pay for our non-executive employees for 2002 amounted to a total of $930 million, not including additional amounts paid in commission.

- IBM also found that its equity award programs lagged behind the programs of its competitors, and since 1995, IBM has increased the number of non-executive employees holding stock options from 1,000 to over 78,000 in 2002 (and the percentage of optionees who are non-executives has grown from 40% in 1995 to over 95% in 2002).

Further, as part of its commitment to deliver greater flexibility to employees and to offer better ways to plan for the future, IBM has maintained the Employees Stock Purchase Plan that provides employees with the opportunity to buy shares at a 15% discount from the better of the price at the beginning of the offering period or the price on the date the shares are actually purchased. Participation in the plan for the offering period in July 2002 was 51.4% of all employees. Since the number of shares in the existing plan will soon be exhausted, we are currently recommending that stockholders approve a new Employees Stock Purchase Plan. (See Page 24 and Appendix A of this Proxy Statement)

   In sum, management and the Board are committed to a cash-balance pension plan design, as it better reflects the reality of today's marketplace, both in terms of employee career expectations and the competitiveness of our total compensation programs. Going forward, IBM will continually review its plans and programs, making changes where appropriate to provide its employees with a total compensation and benefits package that is competitive and that serves to attract and retain the best performers. FOR ALL OF THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

IBM NOTICE of 2003 ANNUAL MEETING and PROXY STATEMENT

7.  STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION

Management has been advised that Mr. Donald S. Parry, 1178 Wood Duck Hollow, Jacksonville, FL 32259-2932, the owner of 36 shares, on behalf of himself and one co-filer, whose name, address and IBM stockholdings is available upon request, intends to submit the following proposal at the meeting:

Resolved: The Stockholders request that the Board of Directors adopt a policy that executive compensation will be determined in the future without regard to any amount of "periodic pension income" from a defined benefit pension plan that accounting rules may require the company to treat as an addition to its income.

Statement of Support

The proposal asks for a change in the current practice of compensating the Company's top executives as if they contributed to the production of income from defined benefit pension plans, when in fact, no money has actually been transferred from pension trust funds to the company. In my view, compensation decisions should not be influenced by gains from defined benefit plans that the accounting rules may require IBM to treat as income, because that source of reported income does not reflect the results of operations, money that is actually available to the Company, or the performance of the executives who are responsible for managing operations.

   IBM reported "periodic pension income" from various defined benefit plans of at least $1.45 billion, or 13% of its pre-tax income in 2001, $1.27 billion, or 11% of its pre-tax income is 2000, and $799 million, or nearly 7% of its pre-tax income in 1999. To the extent executives were compensated on the basis of reported earnings that included these amounts, they were compensated as if they contributed to the production of more than $3.5 billion in pre-tax "pension income."

   However, as the managing director of Standard & Poors observed in Investors Business Daily, "it's not the company's money. It stays in the pension fund." (Oct. 25, 2002)

   Despite the fact "pension income" stays in pension trust funds, the 2002 proxy statement reports that certain executives received $13.4 million in cash bonus awards "for the [prior] year's performance," measured in part by "net income." They received an additional $8.5 million in 2001 under the Long Term Incentive program, based in part on "achieving cumulative financial goals of earnings-per-share and cash flow." In effect, they were compensated as if the $1.45 billion in pre-tax "pension income" was the same as $1.45 billion in pre-tax earnings from operations.

   I believe IBM has violated the principle of pay for performance by compensating executives on the basis of such "pension income." Business Week articles have noted that, when companies include income from defined benefit pension plans in reported income, it makes "their results look better than what's really happening with their businesses" (Aug. 13, 2001). In the case of IBM, it has made "operations [and the performance of its executives] look more robust than they actually are" (Mar. 4, 2002).

   "Pension income" accounted for 13% of IBM's pre-tax net income in 2001. If compensation had been decided without regard to that "pension income," the "net income" and "earnings-per-share" criteria for compensation decisions would have included lesser amounts for compensation.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

There is no merit to the contention that IBM is administering its pension plan in a manner other than in the best interests of the Company's employees and retirees. IBM does not manipulate its pension plan to create profits for the Company or to enrich its executives.

   The Company also strongly believes that compensation of its executives should be based on Company performance as reported to the stockholders, and it is. IBM is committed to paying its employees and executives based on the Company's results determined and reported in accordance with generally accepted accounting principles ("GAAP") without resorting to a pro forma approach.

   Furthermore, the Company's executive compensation programs and policies are administered by the Executive Compensation and Management Resources Committee of the IBM Board of Directors (the "Committee"), which is composed entirely of outside, independent directors. The Committee is responsible for ensuring that the Company's executives are compensated in a manner that both furthers the Company's business strategies and aligns their interests with those of IBM stockholders.

   To support this philosophy, the Committee and management have crafted the Company's compensation programs so that a significant portion of executives' total compensation is at risk, tied both to annual and long-term financial performance of the Company as well as to the creation of stockholder value. In addition, to ensure the competitiveness of the Company's total executive pay package, compensation is benchmarked against the practices of companies in the information technology industry and the largest U.S. companies in terms of market capitalization. The Committee believes that the Company's executive compensation programs and policies are properly designed to motivate the Company's executives and to align their interests with the interests of stockholders.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

   In addition, the way in which the Company accounts for its pension plans is required by GAAP and by the standards set forth by the Financial Accounting Standards Board. Further, IBM provides over 6 pages of detailed financial information with respect to its pension fund assets, liabilities, income and costs in its 2002 Annual Report. See the "Retirement-Related Benefits" section in the Management Discussion beginning on page 52, and Note W, "Retirement-Related Benefits" beginning on page 95 of IBM's 2002 Annual Report. In fact, IBM's financial reporting is squarely in line with all applicable laws, regulations and accounting standards and requirements.

   Finally, we believe it is important to keep in mind what IBM and its management do have control over--the cash compensation programs for IBM employees. If management had wanted to benefit itself, it could have reduced expenses and increased profits by simply paying less cash to employees. However, management did not do so. Instead, this year IBM set aside more than $859 million to fund pay increases for our non-executive employees. Further, variable pay for our non-executive employees for 2002 amounted to more than $930 million, exclusive of commissions.

   IBM continues to maintain a U.S. pension plan and retiree medical benefits, notwithstanding surveys which show that 75% of the company's competitors do not offer a pension plan and even fewer offer retiree medical. As evidence of this commitment, in January 2001, the company increased pension benefits for the vast majority of its retirees, with an annual cost to the company of such increase amounting to over $100 million. Furthermore, in 2002, the Company fully funded its U.S. pension plan by contributing approximately $3.95 billion. THE BOARD THEREFORE UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

8.  STOCKHOLDER PROPOSAL ON POISON PILLS

Management has been advised that Mr. Emil Rossi, P.O. Box 249, Boonville, CA 95415, the owner of 1,600 shares, intends to submit the following proposal at the meeting:

This topic won an average 60% yes vote at 50 companies in 2002.

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

HARVARD REPORT

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

   Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

   Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, WALL STREET JOURNAL, June 12, 2002.

COUNCIL OF INSTITUTIONAL INVESTORS RECOMMENDATION

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

                        SHAREHOLDER VOTE ON POISON PILLS
                                    YES ON 8

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The proposal disregards IBM's leadership in corporate governance and its long-standing commitment to enhancing value for its stockholders. The IBM Board of Directors believes that it is their responsibility--as the elected representatives of the IBM stockholders--to ensure that IBM continues to adhere to sound governance policies and practices for the benefit of stockholders. We believe it is ill-advised and dangerous for corporate governance matters to be decided by public referendum in the abstract when the decision could obligate the Company to pursue a course of action in the future without allowing the Board to engage in a thoughtful analysis of the proposal at that time. In fact, limiting the Company's freedom of action in the future runs directly counter to the fiduciary standards the Board is obligated to uphold. We are convinced that this is the right approach to maximizing stockholder value, and we have the track record to prove it.

   First, the IBM Board has not taken any steps to insulate itself from accountability to IBM stockholders. IBM does not have a staggered or classified board, where different classes of directors are up for election every few years. Instead, each member of the IBM Board is subject to re-evaluation and re-election by the stockholders on an annual basis. In addition, IBM has had a long-standing commitment to the independence of its non-employee

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

directors, and today all but one of the directors on the Board are independent of management, and all of the Board Committees are composed entirely of independent, non-employee directors. Further, the IBM Board continually assesses its governance practices, including a review of the practices of a number of survey companies. From time to time, based on that review, the Board takes actions it believes will further enhance the link between its interests and those of stockholders. For example, the Board has recently adopted a stock ownership guideline for directors, calling for directors to own IBM stock equal in value to five times their retainer fees, within five years of their initial election.

   Finally, IBM has never had a poison pill. In fact, in 1992, in connection with its request that stockholders authorize the issuance of preferred stock for financing purposes, the IBM Board promised that it would not issue any preferred stock for any anti-takeover or defensive purposes without stockholder approval. The Board also promised at that time that no preferred stock would be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. THE BOARD THEREFORE UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

9.  STOCKHOLDER PROPOSAL ON EXPENSING STOCK OPTIONS

Management has been advised that the National Automatic Sprinkler Industry Pension Plan, 8000 Corporate Drive, Landover, MD 20785, the owners of 168,882 shares, intends to submit the following proposal at the meeting:

Resolved, that the shareholders of International Business Machines Corporation ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued to senior Company executives.

STATEMENT OF SUPPORT: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

   Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

   A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." GLOBE AND MAIL, "Expensing Options is a Bandwagon Worth Joining,"
Aug. 16, 2002.

   Warren Buffett wrote in a NEW YORK TIMES Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom - examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEO's have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

THE IBM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Company follows all Generally Accepted Accounting Principles (GAAP) with respect to the reporting of stock options, and it will continue to do so. Under GAAP, companies can choose between applying Financial Accounting Standard (FAS) 123 and Accounting Practices Bulletin (APB) 25. These accounting rules provide different ways of treating the value of stock options at the time of award. IBM complies with GAAP by following APB 25.

Under APB 25, IBM records the intrinsic value of options as an expense on the Company's Income Statement. Under APB 25, if options are granted at market price, no expense is recorded. This fact notwithstanding, IBM also provides footnote disclosure of the Company's earnings per share (EPS) and net income as if FAS 123 had been applied. (See "Stock-Based Compensation," set forth in Note A to the Company's Consolidated Financial Statements, entitled "Significant Accounting Policies," beginning on page 72 of IBM's 2002 Annual Report.) Finally, IBM presents both basic and fully diluted EPS on the face of our financials.

   The Company believes that any approach finalized by the accounting regulators should be one that can be uniformly and consistently applied across companies, allowing for true company to company comparisons.

   FAS 123 requires the use of fair value to report stock option expense. Currently available models used to calculate the fair value of employee stock options were developed to value non-employee stock options. As has been widely reported, these models are inadequate to value employee stock options because employee stock options are non-transferable. It has also been reported that the current models could overstate substantially the true fair value of employee stock options. While efforts are underway to develop new models to calculate the fair value of employee stock options, more work needs to be done.

   Given the widespread public discussion on this topic and the inconsistencies outlined above, many companies have not taken a position on this issue. Like IBM, such other companies may also be awaiting an official pronouncement on this issue from the Financial Accounting Standards Board (FASB) and other efforts to develop a more accurate model to value employee stock options. Since the FASB is actively engaged on this subject, the Board believes that any attempt to implement the instant proposal would be premature. Given the broad discussion already underway on this topic, the Board believes it is both proper and prudent to await the official pronouncement of the FASB before moving forward and changing the Company's formal accounting method on this subject. FOR ALL OF THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

OTHER MATTERS

Management knows of no other matters that may properly be, or are likely to be, brought before the meeting. If other proper matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters utilizing their own discretion. Under the terms of the Company's By-laws, stockholders who intend to present an item of business at the 2004 annual meeting of stockholders (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company's secretary no earlier than October 12, 2003 and no later than November 11, 2003, as set forth more fully in such By-laws.

PROXIES AND VOTING AT THE MEETING

The $.20 par value capital stock of the Company (its common stock) is its only class of security entitled to vote at the April 29, 2003, meeting. Each stockholder of record at the close of business as of February 28, 2003 (the "Record Date"), is entitled to one vote for each share held at the meeting, or any adjournment thereof. On February 10, 2003, there were 1,725,250,907 common shares entitled to be voted.

   Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of independent accountants, to approve the IBM 2003 Employees Stock Purchase Plan and to recommend that the Board consider adoption of a stockholder proposal. Under the law of New York, IBM's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions, broker non-votes, and withheld votes will not be considered "votes cast" based on current state law requirements and IBM's Certificate of Incorporation and By-laws.

   All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary to meet legal requirements under the laws of New York, IBM's state of incorporation. Votes are counted by employees of EquiServe Trust Company, N.A., IBM's independent transfer agent and registrar, and certified by the Inspectors of Election who are employees of IVS Associates, Inc.

   Shares cannot be voted unless a signed proxy card is returned, shares are voted using the Internet or the telephone or other specific arrangements are made to have shares represented at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder of record wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the enclosed proxy card, insert the name of some other person, sign, and give the proxy card to that person for use at the meeting.

   Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date, and return the proxy card in the enclosed envelope.

   Alternatively, in lieu of returning signed proxy cards, IBM stockholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. IBM has been advised by competent counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of the Company.

   The proxy card covers the number of shares to be voted, including any shares held for participants in the IBM Investor Services Program and Employees Stock Purchase Plans. For those stockholders who are participants in the IBM Stock Fund investment alternative under the IBM Savings Plan (the "Savings Plan"), the enclosed proxy card also serves as a voting instruction to the Trustee of the Savings Plan for IBM shares held in the IBM Stock Fund as of the Record Date, provided that instructions are furnished over the Internet or by telephone by April 23, 2003, or that the card is signed, returned, and received by April 23, 2003. If instructions are not received over the Internet or by telephone by April 23, 2003, or if the signed proxy card is not returned and received by such date, the IBM shares in the IBM Stock Fund under the Savings Plan will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions.

   Solicitation of proxies is being made by the Company through the mail, in person, and by telecommunications. The cost thereof will be borne by the Company. In addition, management has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of approximately $40,000, plus reasonable out-of-pocket expenses.


/s/ Daniel E. O'Donnell
Daniel E. O'Donnell
Vice President and Secretary
March 10, 2003

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

APPENDIX A.

IBM 2003 EMPLOYEES STOCK PURCHASE PLAN

The purpose of this Plan is to provide employees an opportunity to purchase IBM stock through semiannual offerings to commence on a date no earlier than July 1, 2003, as determined by the Committee. 50,000,000 shares of IBM stock in the aggregate ($0.20 par value) have been approved for this purpose.

1. Administration. The Plan shall be administered by a Committee appointed by the Board of Directors from members of senior management, consisting of at least three members. The Committee shall have authority to make rules and regulations for the administration of the Plan, including establishing the purchase price in accordance with Section 4 below. The Committee's interpretations and decisions with regard thereto shall be final and conclusive. At any time and from time to time, the Board may delegate to the Committee the Board's power and authority under the Plan pursuant to such conditions or limitations as the Board may establish.

2. Eligibility. Except as provided below, all employees of the Corporation or its subsidiaries shall be eligible to participate in the Plan in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Section 423 (b)(3), (4), (5), and (8) thereof) and the regulations promulgated thereunder. Sub-plans established under the Plan outside of the United States need not comply with the Internal Revenue Code and associated regulations. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

3. Offering Periods. The Corporation shall make available semiannual offering periods to employees to purchase IBM stock under this Plan (each, an "Offering Period"). Each Offering Period shall be six months in duration, during which (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the measure of such of the employee's participation in the Offering Period as is based on compensation.

4. Purchase of Shares. Shares shall be purchased each pay period during an Offering Period. Prior to the commencement of each Offering Period, the Committee shall establish the purchase price for each share purchased during such Offering Period. The purchase price shall be no lower than the lesser of 85% of the average market price on the first business day of each Offering Period or 85% of the average market price on the last business day of each pay period. The purchase price established by the Committee may include, without limitation, a purchase price that is no lower than 85% of the average market price on the last business day of each pay period or a purchase price that is no lower than 85% of the average market price on the first business day of each Offering Period. The purchase price established by the Committee may be a fixed price or determined by formula. Each employee participating in the Plan during any Offering Period shall be granted an option, upon the effective date of such Offering Period, for as many full and fractional shares of IBM stock as the participating employee may elect to purchase with up to 10% of the compensation received during the specified Offering Period, to be paid by payroll deductions during such Offering Period.

       Notwithstanding the foregoing, in no event shall the number of shares purchased by an employee in any Offering Period exceed 1,000 shares. As of the last day of each pay period during any Offering Period, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full or fractional shares at the then-applicable price; the employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of the Corporation. Additional shares covered by the employee's option shall be purchased in the same manner, as of the last day of each subsequent pay period during the Offering Period.

5. Participation. An employee eligible for participation on the effective date of any offering period may participate in such offering period by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location in accordance with payroll procedures established by IBM. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the first day of the offering period in which such deduction is to commence, which may not be retroactive. The form must be received by the corporation's payroll department in accordance with payroll procedures established by IBM.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

6. Deductions. The Corporation shall maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an employee may authorize a payroll deduction of a whole percentage (up to a maximum of 10%) of the compensation the employee receives during the Offering Period (or during such portion thereof in which the employee may elect to participate).

    No employee may be granted an option that permits his or her rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the effective date of the applicable Offering Period) for each calendar year in which the option is outstanding at any time.

7. Deduction Changes. All changes to payroll deductions under the Plan shall be in accordance with payroll procedures established by IBM. An employee may change his or her payroll deduction, or terminate participation in the Plan, by filing a new payroll deduction authorization. Any increase in an employee's payroll deduction will not take effect sooner than the first payroll period beginning in the next Offering Period which begins after receipt of the authorization, provided the employee remains enrolled in the Plan. A decrease in an employee's payroll deduction or a termination of participation will not take effect sooner than the next pay period which begins after receipt of the authorization.

8. Employee Accounts and Certificates. Upon purchase of one or more full or fractional shares by a Plan participant pursuant to Section 4 hereof, the Corporation shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request for full shares and also when necessary to comply with transaction requirements outside the United States. To request certificates, employees may call the Voice Response Service on tieline 771-7000 or outside line (781-575-2727) or send an E-mail to ibm@equiserve.com. In the event a participant terminates his or her account, any fractional share held in the account will be paid to the participant in cash.

9. Registration of Shares. Shares may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in the employee's name as tenant in common or as community property with a member of the employee's family, without right of survivorship.

10. Definitions. The term "Corporation" or "IBM" means International Business Machines Corporation, a New York corporation.

       The term "IBM stock" means the common stock of IBM.

       The phrase "average market price" means the average of the high and low composite prices of IBM stock on the New York Stock Exchange on a given day or, if no sales of IBM stock were made on that day, the average of the high and low composite prices of IBM stock on the next preceding day on which sales were made on said Exchange.

       The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder, provided, however, that this Plan shall not be deemed to cover the employees of any subsidiary that did not participate in the IBM 2000 Employees Stock Purchase Plan, unless so authorized by the Committee.

11. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.

12. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's retirement, death, or termination of employment, the employee shall be ineligible to continue to participate in the Plan, and no payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

14. Application of Funds and Administrative Fees. All funds received or held by the Corporation under this Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan. Initially, the fee shall be $6 per participating employee per Offering Period.

IBM NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT

15. Adjustments in Case of Changes Affecting IBM Stock. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for this Plan shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting IBM stock, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

16. Disposition Restriction. If a participating employee disposes of any share purchased under the Plan during an Offering Period before the expiration of that Offering Period, the employee shall not be eligible to continue to participate in the Plan for the remainder of that Offering Period and the following Offering Period. For purposes of this Section, the term "disposition" shall be defined in accordance with Section 424(c) of the Internal Revenue Code, except that the issuance of a certificate also shall be treated as a disposition, but a transfer by reason of legal process shall not be treated as a disposition for purposes of this Section.

17. Amendment of the Plan. Notwithstanding anything to the contrary contained herein, without the approval of a majority of the shares of stock of the Corporation voted at a meeting duly called, no amendment shall be made (i) increasing the number of shares approved for this Plan (other than as provided in section 15 hereof) or (ii) decreasing the purchase price per share to less than the lesser of (x) 85 percent of the average market price on the first business day of each Offering Period or (y) 85 percent of the average market price on the last business day of each pay period. Subject to the limitations set forth in the immediately preceding sentence, the Board of Directors may at any time, or from time to time, amend this Plan in any respect, including without limitation by (i) increasing or decreasing the purchase price per share, (ii) excluding highly compensated employees (within the meaning of section 414(q) of the Internal Revenue Code) from participation, (iii) decreasing the maximum amount of payroll deduction for purchases and the number of shares that employees may purchase during any offering period, (iv) suspending the Plan and purchases thereunder for a period of time, (v) modifying the offering period in which employees may purchase stock under this Plan (except that an offering period may not exceed twenty-four (24) months), and (vi) establishing sub-plans under the Plan that permit offerings to employees of certain subsidiaries, which sub-plans are not intended to satisfy the requirements of Section 423 of the Internal Revenue Code, in each case in accordance with applicable laws, and in the case of clauses (i) through (v), in accordance with the requirements of the Internal Revenue Code (including, but not limited to, Section 423(b)) and the regulations thereunder.

18. Termination of the Plan. This Plan and all rights of employees under any offering hereunder shall terminate:

       (a) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

       (b) at any earlier time, including during any periods that the Plan is suspended as the Board of Directors may determine from time to time, at the discretion of the Board.

19. Governmental Regulations. The Corporation's obligation to sell and deliver IBM stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

20. Plan Shares. Shares for the Plan may be sourced from shares purchased in the open market, treasury shares, or authorized and unissued shares.

                         [PRINTED WITH SOYINK(TM) LOGO]

                                    [GRAPHIC]

                     Printed on recyled paper and recyclable

     [IBM LOGO]

      Dear IBM Stockholder:

      YOUR VOTE IS IMPORTANT. PLEASE READ BOTH SIDES OF THE ATTACHED 2003 IBM PROXY/VOTING INSTRUCTION CARD. YOU CAN VOTE YOUR SHARES THROUGH THE INTERNET, BY TELEPHONE, OR BY MARKING, SIGNING AND RETURNING YOUR CARD. IF YOU VOTE THROUGH THE INTERNET OR BY TELEPHONE, THERE IS NO NEED TO MAIL YOUR CARD.

      You are invited to attend the Annual Meeting of Stockholders on Tuesday, April 29, 2003, at 10 a.m. at the Kansas City Convention Center, 201 West 14th Street, Kansas City, Missouri. If you plan to attend the Annual Meeting, you should either mark the box provided on the attached card, or signify your intention to attend when you access the Internet or telephone voting system. An admission ticket is attached for your convenience.

      As part of IBM's strategy to utilize the Internet in providing stockholder services, we are giving our stockholders the opportunity to receive IBM's Annual Report and Proxy Statement online. If you have not signed up for this service and you wish to receive future copies of this material through the Internet, you may do so by submitting IBM's Paperless Annual Meeting Material Consent form online through the Internet at:

      http://www.ibm.com/investor/form

      WE URGE YOU TO VOTE YOUR SHARES. Thank you very much for your cooperation and continued loyalty as an IBM Stockholder.


                           /s/ DANIEL E. O'DONNELL

                           DANIEL E. O'DONNELL
                           VICE PRESIDENT AND SECRETARY



                      [LAPTOP GRAPHIC] [TELEPHONE GRAPHIC]

      ELECTRONIC VOTING INSTRUCTIONS

      TO VOTE THROUGH THE INTERNET log on to http://www.ibm.com/investor/vote

      TO VOTE BY TELEPHONE call the toll-free number, 877-779-8683. Stockholders residing outside the United States, Canada and Puerto Rico should call 201-536-8073.

      IF YOU VOTE THROUGH THE INTERNET OR BY TELEPHONE, USE THE VOTER CONTROL NUMBER IN THE BOX ON THE LEFT JUST BELOW THE PERFORATION.

                                ADMISSION TICKET

      This is your admission ticket for the Annual Meeting of Stockholders to be held on Tuesday, April 29, 2003, at 10 a.m. at the Kansas City Convention Center, 201 West 14th Street, Kansas City, Missouri. Please detach and present this ticket and photo identification for admission to the Annual Meeting.

      Stockholders must have a ticket for admission to the meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

                                   [IBM LOGO]

      PLEASE DETACH AND PRESENT THIS TICKET AND PHOTO IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING.


      PROXY IDENTIFYING NO.                                       |_ 9926

|X|   Please mark your
      votes as in this
      example



      PROXY/VOTING
      INSTRUCTION CARD

      IBM's Directors recommend a vote FOR proposals 1, 2, 3 and 4 and AGAINST stockholder proposals 5, 6, 7, 8 and 9. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

      IBM's Directors recommend a vote FOR proposals 1, 2, 3 and 4.


                                                        FOR          WITHHELD
1.    Election of Directors
      (see reverse)                                     |_|            |_|

FOR, except vote WITHHELD from the following nominee(s):

-------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2.    Ratification of Appointment of Independent
      Accountants (PricewaterhouseCoopers LLP)
      (page 23)                                         |_|     |_|       |_|

--------------------------------------------------------------------------------
3.    Ratification of Appointment of Independent
      Accountants for Business Consulting Services
      Unit (Ernst & Young LLP) (page 23)                |_|     |_|       |_|

--------------------------------------------------------------------------------
4.    Adoption of the IBM 2003 Employee Stock
      Purchase Plan (page 24)                           |_|     |_|       |_|


      IBM's Directors recommend a vote AGAINST proposals 5, 6, 7, 8 and 9.

Stockholder Proposals on:                               FOR   AGAINST   ABSTAIN

5.    Cumulative Voting (page 27)                       |_|     |_|       |_|

6.    Pension and Retirement Medical (page 27)          |_|     |_|       |_|

7.    Executive Compensation (page 29)                  |_|     |_|       |_|

8.    Poison Pills (page 30)                            |_|     |_|       |_|

9.    Expensing Stock Options (page 31)                 |_|     |_|       |_|

--------------------------------------------------------------------------------
      Will attend Annual Meeting                                          |_|



SIGNATURE(S)_____________________________________________ DATE__________________

                                   [IBM LOGO]

      PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY USING THE INTERNET OR TELEPHONE.


[IBM LOGO]

PROXY/
VOTING
INSTRUCTION
CARD

INTERNATIONAL BUSINESS MACHINES        PROXY SOLICITED BY THE BOARD OF DIRECTORS
CORPORATION                            FOR THE ANNUAL MEETING OF STOCKHOLDERS
ARMONK, NEW YORK 10504                 APRIL 29, 2003


      Samuel J. Palmisano, Edward M. Lineen and Daniel E. O'Donnell, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the Kansas City Convention Center, 201 West 14th Street, Kansas City, Missouri, at 10 a.m. on Tuesday, April 29, 2003, or any adjournment thereof.

      THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT.

      THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF INTERNATIONAL BUSINESS MACHINES CORPORATION HELD IN THE IBM STOCK FUND INVESTMENT ALTERNATIVE UNDER THE IBM SAVINGS PLAN ON THE RECORD DATE, AS SET FORTH IN THE NOTICE OF 2003 ANNUAL MEETING AND PROXY STATEMENT.

      ELECTION OF DIRECTORS, NOMINEES: 01. C. Black, 02. K.I. Chenault, 03. N.O. Keohane, 04. C.F. Knight, 05. L.A. Noto, 06. S.J. Palmisano,

      07. J.B. Slaughter, 08. S. Taurel, 09. A. Trotman, 10. C.M. Vest

      (SHARES WILL BE VOTED AS DIRECTED IF THIS CARD IS: 1. SIGNED AND RETURNED OR 2. SHARES ARE VOTED OVER THE INTERNET OR BY TELEPHONE OR 3. OTHER SPECIFIC ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.)

      PLEASE DETACH AND PRESENT THIS TICKET AND PHOTO IDENTIFICATION FOR ADMISSION TO THE ANNUAL MEETING. CAMERAS, CELLULAR PHONES, RECORDING EQUIPMENT AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.